                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ x ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ x ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          Allied Capital Corporation
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ x ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             [ALLIED CAPITAL LOGO]

                           ALLIED CAPITAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The 2000 Annual Meeting of Stockholders of Allied Capital Corporation (the "Company") will be held in the Crystal Ballroom at the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC on May 9, 2000 at 10:00 a.m. (Eastern Time) for the following purposes:

     1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 2000;

     3. To consider and act upon a proposal to amend the Company's Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting.

     You have the right to receive notice and to vote at the Meeting if you were a stockholder of record at the close of business on March 22, 2000. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

                                              By order of the Board of
                                              Directors,

                                              /s/ Suzanne Votaw Sparrow
                                              Suzanne V. Sparrow
                                              Secretary

March 29, 2000

===============================================================================
   This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.
===============================================================================

                           ALLIED CAPITAL CORPORATION
                          1919 Pennsylvania Avenue, NW
                              Washington, DC 20006

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the "Company" or "Allied Capital") for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") to be held on May 9, 2000 at 10:00 a.m. (Eastern
Time) in the Crystal Ballroom at the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1999 are first being sent to stockholders on or about March 29, 2000.

     We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. IF YOU GIVE NO INSTRUCTIONS ON THE PROXY CARD, THE SHARES COVERED BY THE PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE OTHER MATTERS LISTED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

     If you are a "stockholder of record" (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee ("Broker Shares"), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

     Stockholders of record may vote either via the Internet or by telephone. Specific instructions to be followed by registered stockholders interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy in the pre-addressed, postage-paid envelope provided.

PURPOSE OF MEETING

     At the Meeting, you will be asked to vote on the following proposals:

     1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 2000;

     3. To consider and act upon a proposal to amend the Company's Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting.

VOTING SECURITIES

     You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on March 22, 2000 (the "Record Date"). On March 22, 2000, there were 68,628,044 shares of the Company's common stock outstanding. Each share of the common stock is entitled to one vote.

     If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

     The Company's 401(K) plan owns a total of 265,304 shares, representing approximately 0.4% of the Company's total outstanding shares. Participants in the 401(K) Plan may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the 401(K) Plan, who are executive officers of the Company, will vote the shares on behalf of that participant.

     Each of the four nominees for election as directors who receives a majority of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be elected as directors. Stockholders may not cumulate their votes. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast, and will have no effect on the election of directors. With respect to the proposed amendment to the Stock Option Plan, shares that are voted as abstentions will have the effect of a vote against this proposal, and Broker non-votes will have no effect on the voting for this proposal.

INFORMATION REGARDING THIS SOLICITATION

     The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

     In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors, officers or regular employees of the Company, (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $10,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company's proxy tabulator, American Stock Transfer & Trust Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 22, 2000, each current director, each nominee for director, the Chief Executive Officer, the Company's executive officers, and the executive officers and directors as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power. The Company is not aware of any shareholder that beneficially owns more than 5% of the Company's outstanding shares.

                                                             NUMBER OF
                                                               SHARES
NAME OF                                                        OWNED          PERCENTAGE
BENEFICIAL OWNER                                            BENEFICIALLY      OF CLASS(1)
----------------                                            ------------      -----------
DIRECTORS:
William L. Walton.......................................        975,483(2,4)       1.4%
Brooks H. Browne........................................         53,214(3)           *
John D. Firestone.......................................         36,329(3)           *
Anthony T. Garcia.......................................         68,112(3)           *
Lawrence I. Hebert......................................         26,800(3)           *
John I. Leahy (8).......................................         26,818(3)           *
Robert E. Long..........................................         19,796(3)           *
Warren K. Montouri (8)..................................        236,182(3)           *
Guy T. Steuart II (8)...................................        328,180(3,5)         *
T. Murray Toomey, Esq. (8)..............................         42,666(3,6)         *
Laura W. van Roijen.....................................         38,412(3)           *
George C. Williams, Jr..................................        432,475(2)           *
EXECUTIVE OFFICERS:
Philip A. McNeill.......................................        269,186(2)           *
Penni F. Roll...........................................         88,115(2)           *
John M. Scheurer........................................        460,494(2)           *
Joan M. Sweeney.........................................        436,347(2)           *
G. Cabell Williams III..................................        781,560(2,4)       1.1%
All directors and executive officers as a group (17 in
  number)...............................................      4,010,460(7)         5.7%

---------------
  * Less than 1%

(1) Based on a total of 68,628,044 shares of the Company's common stock issued and outstanding on March 22, 2000 and shares of the Company's common stock issuable upon the exercise of immediately exercisable stock options held by each individual executive officer and non-officer director. The beneficial ownership of each non-officer director includes exercisable options to purchase 10,000 shares.

(2) Share ownership for the following directors and executive officers includes:

                                                                     OPTIONS          ALLOCATED
                                                                   EXERCISABLE        TO 401(K)
                                                     OWNED       WITHIN 60 DAYS         PLAN
                                                    DIRECTLY    OF MARCH 22, 2000      ACCOUNT
                                                    --------    -----------------     ---------
    William L. Walton...........................    348,657          361,522              957
    George C. Williams, Jr......................    287,746          144,729                0
    Philip A. McNeill...........................    182,022           78,297            8,867
    Penni F. Roll...............................     51,576           32,984            3,555
    John M. Scheurer............................    251,917          186,200           22,377
    Joan M. Sweeney.............................    236,183          190,558            9,606
    G. Cabell Williams, III.....................    382,666          133,590           70,208

(3) Beneficial ownership includes exercisable options to purchase 10,000 shares.

(4) Includes 265,304 shares held by the 401(K) Plan, of which Messrs. Walton and Williams III are co-trustees. Messrs. Walton and Williams III disclaim beneficial ownership of such shares.

(5) Includes 276,691 shares held by a corporation for which Mr. Steuart II serves as an executive officer.

(6) Shares are held by a trust for the benefit of Mr. Toomey and his wife.

(7) Includes a total of 1,127,880 shares underlying stock options exercisable within 60 days of March 22, 2000, which are assumed to be outstanding for the purpose of calculating the group's percentage ownership, and 265,304 shares held by the 401(K) Plan.

(8) Director is a nominee standing for election at this Meeting.

                                  ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, the number of directors is set at twelve unless otherwise designated by the Board of Directors. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The Class II Directors, Messrs. Leahy, Montouri, Steuart, and Toomey, have been nominated for election for a three-year term expiring in 2003. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     A stockholder can vote for or withhold his or her vote from any or all of the nominees. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE SUCH PROXY FOR THE ELECTION OF ALL THE NOMINEES NAMED BELOW. IF ANY OF THE NOMINEES SHOULD DECLINE OR BE UNABLE TO SERVE AS A DIRECTOR, IT IS INTENDED THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS ARE NOMINATED AS REPLACEMENTS. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION ABOUT THE NOMINEES

     Certain information, as of March 22, 2000, with respect to each of the four nominees for election at the Meeting, as well as each of the Class I and Class III Directors, are set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company or any of its predecessor companies prior to the 1997 merger of the five affiliated companies.

All the Directors and nominees currently serve as directors of the Company's subsidiaries, including Allied Investment Corporation and Allied Capital SBLC Corporation. The Board of Directors of each subsidiary will be composed of some or all of the Company's directors. The business address of each nominee and director listed below is 1919 Pennsylvania Avenue, NW, Washington, DC 20006.

                               NOMINEES FOR CLASS II DIRECTORS

JOHN I. LEAHY

Age 69. President of Management and Marketing Associates (a management consulting firm) since 1986; Mr. Leahy was President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation from 1982 to 1985; Director of Kar Kraft Systems, Inc., The Wills Group, and Chairman of Gallagher Fluid Seals, Inc.; Trustee of St. Mary's Seminary & University, and Trustee Emeritus of Loyola College Sellinger School of Business. He has served as a director of the Company or one of its predecessor companies since 1994.

WARREN K. MONTOURI

Age 70. Partner, Montouri & Roberson, (real estate investment firm) since 1980; Director of C&S/Sovran Bank from 1970 to 1990; Director of Sovran Financial Corporation from 1989 to 1990; Director of NationsBank, N.A. from 1990 to 1996; Director of BB&T Bank (formerly Franklin National Bank) since 1996; Trustee of Suburban Hospital from 1991 to 1994; Trustee of Audubon Naturalist Society from 1979 to 1985. He has served as a director of the Company or one of its predecessor companies since 1986.

GUY T. STEUART II

Age 68. Director and President of Steuart Investment Company (manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses) since 1960; Trustee Emeritus of Washington and Lee University. He has served as a director of the Company or one of its predecessor companies since 1984.

T. MURRAY TOOMEY, ESQ.

Age 76. Attorney at law since 1949; Director of The National Capital Bank of Washington, Federal Center Plaza Corporation, and a Trustee of The Catholic University of America. He has served as a director of the Company or one of its predecessor companies since 1959.

                          CLASS I DIRECTORS -- TERM EXPIRING 2002

JOHN D. FIRESTONE

Age 56. Partner of Secor Group since 1978; Director of Business Mortgage Investors, Inc., Security Storage Company of Washington, DC, Bryn Mawr Bank Corporation and the National Organization on Disability; Advisory Board Member of GeoPortals.com. He has served as a director of the Company or one of its predecessor companies since 1993.

ANTHONY T. GARCIA

Age 43. General Manager of Breen Capital Group (investor in tax liens) since 1997; Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of the Company or one of its predecessor companies since 1991.

LAWRENCE I. HEBERT

Age 53. Director of Riggs National Corporation (since 1988); Director, Riggs Investment Management Corporation (an indirect subsidiary of the Corporation); Director, Riggs Bank Europe Limited (an indirect subsidiary of the Corporation); President and Director, Perpetual Corporation (owner of Allbritton Communications Company and Allnewsco, Inc.); Chairman and Chief Executive Officer, Allbritton Communications Company (owner of television stations); Director, Allnewsco, Inc. (news programing service); President, Westfield News Advertiser, Inc. (owner of a television station and newspapers); Vice President, University Bancshares, Inc. (a Texas bank holding company) (1975-1997); Trustee, The Allbritton Foundation. He has served as a director of the Company or one of its predecessor companies since 1989.

LAURA W. VAN ROIJEN

Age 47. Private real estate investor since 1992. Chairman of CWV & Associates (RTC qualified contracting firm) from 1991 to 1994; Director and Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996; President of Volta Place, Inc. (real estate advisory firm) from 1991 to 1994; Vice President (from 1986 to
1991) and Market Director (from 1989 to 1991) of Citicorp Real Estate, Inc. She has served as a director of the Company or one of its predecessor companies since 1992.

                         CLASS III DIRECTORS -- TERM EXPIRING 2001

WILLIAM L. WALTON*

Age 50. Chairman, Chief Executive Officer and President of the Company since 1997; President of Allied Capital Corporation II from 1996 to 1997; Co-Founder and CEO of Success Lab, Inc. (children's educational services) from 1993 to 1996; Founder and CEO of Language Odyssey (educational publishing and services) from 1992 to 1996; Managing Director of Butler Capital Corporation from 1987 to 1991; Director of Riggs National Corporation and Nobel Learning Communities. He has served as a director of the Company or one of its predecessor companies since 1986.

GEORGE C. WILLIAMS, JR.*

Age 73. Chairman Emeritus of the Company; Officer of the predecessor companies from the later of 1959 or the inception of the relevant entity; President or Chairman and Chief Executive Officer of the predecessor companies from the later of 1964 or each entities' inception until 1991. He has served as a director of the Company and its predecessor companies since the later of 1964 or each entity's inception. Mr. Williams is the father of G. Cabell Williams III, an executive officer of the Company.

BROOKS H. BROWNE

Age 50. President of Environmental Enterprises Assistance Fund since 1993; Director of SEAF, Corporation Financiers Ambiental (Panama), Empresas Ambientales de Centro America (Costa Rica) and Yayasan Bina Usaha Lingkungan (Indonesia) (environmental non-profit or investment funds). He has served as a director of the Company or one of its predecessor companies since 1990.

ROBERT E. LONG

Age 68. Managing Director of Goodwyn, Long & Black Investment Management, Inc.; Chairman and Chief Executive Officer of Emerald City Radio Partners, LLC since 1997; President and Chief Executive Officer of Business News Network, Inc. from 1995 to 1998. Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995; Director and President of Potomac Asset Management, Inc. from 1983 to 1991; Director of Ambase Inc., AHL Shipping Company, Inc., CSC Scientific, Inc., and Global Travel, Inc. He has served as a director of the Company or one of its predecessor companies since 1972.

---------------

* Messrs. Walton and Williams are "interested persons" of the Company, as defined in the Investment Company Act of 1940, as amended, due to their positions as officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. During 1999, the Board of Directors of the Company held seven board meetings and 35 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served.

     The Executive Committee has and may exercise those rights, powers and authority that the Board of Directors from time to time grants to it, except where action by the full Board is required by statute, an order of the Securities and Exchange Commission (the "Commission") or the Company's charter or bylaws. The Executive Committee also reviews and approves all investments of $10 million or more. The Executive Committee consists of Messrs. Walton, Leahy, Long, Montouri, and Williams. The Executive Committee met 27 times during 1999.

     The Audit Committee recommends the selection of independent public accountants for the Company, reviews with such independent public accountants the planning, scope and results of their audit of the Company's financial statements and the fees for services performed, reviews with the independent public accountants the adequacy of internal control systems, reviews the Company's annual financial statements and receives the Company's audit reports and financial statements. The Audit Committee consists of Messrs. Browne, Leahy and Steuart. The Audit Committee met twice during 1999.

     The Compensation Committee determines the compensation for the Company's executive officers and the amount of salary and bonus to be included in the compensation package for each of the Company's officers and employees. In addition, the Compensation Committee approves stock option grants for the Company's officers under the Company's Stock Option Plan. The Compensation Committee consists of Messrs. Browne, Long, Firestone, and Garcia. The Compensation Committee met six times during 1999.

     The Nominating Committee recommends candidates for election as directors to the Board of Directors. The Nominating Committee consists of Messrs. Walton, Hebert, Toomey and Steuart, and Ms. van Roijen. The Nominating Committee did not meet during 1999. The full Board of Directors nominated directors for election in 1999.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth compensation that the Company paid during the year ended December 31, 1999 to all the directors and the three highest paid executive officers of the Company (collectively, the "Compensated Persons") in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

                               COMPENSATION TABLE

                                                                         PENSION OR
                                                                         RETIREMENT
                                                                          BENEFITS
                                              AGGREGATE     SECURITIES   ACCRUED AS   DIRECTORS
                                             COMPENSATION   UNDERLYING    PART OF     FEES PAID
                                               FROM THE      OPTIONS/     COMPANY       BY THE
             NAME AND POSITION               COMPANY (1)     SARS(4)      EXPENSES     COMPANY
             -----------------               ------------   ----------   ----------   ----------
William L. Walton, Chairman and CEO(2).....   $2,326,190      96,555          --            --
Joan M. Sweeney, Managing Director(2)......    1,282,793      75,511          --            --
G. Cabell Williams III, Managing
  Director(2)..............................      931,890      21,324          --            --
Brooks H. Browne, Director.................       15,000      10,000          --       $15,000
John D. Firestone, Director................       10,000      10,000          --        10,000
Anthony T. Garcia, Director................       13,000      10,000          --        13,000
Lawrence I. Hebert, Director...............        6,000      10,000          --         6,000
John I. Leahy, Director....................       19,000      10,000          --        19,000
Robert E. Long, Director...................       23,000      10,000          --        23,000
Warren K. Montouri, Director...............       17,000      10,000          --        17,000
Guy T. Steuart II, Director................        7,000      10,000          --         7,000
T. Murray Toomey, Director.................        7,000      10,000          --         7,000
Laura W. van Roijen, Director..............        7,000      10,000          --         7,000
George C. Williams, Jr., Director, Chairman
  Emeritus(3)..............................      609,544          --          --        17,000

-------------------------
(1) There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person's total salary and bonus for the year.
(2) The following table provides detail as to aggregate compensation for 1999 as to the three highest paid executive officers of the Company:

                                                   VESTED                                 DEFERRED
                                                  FORMULA     CUT-OFF        ESOP       COMPENSATION
                            SALARY     BONUS       AWARD       AWARD     CONTRIBUTION   CONTRIBUTION
                           --------   --------   ----------   --------   ------------   ------------
    Mr. Walton...........  $410,014   $577,500   $1,121,769   $170,156      $8,000        $38,751
    Ms. Sweeney..........   258,651    302,500      657,291     37,679       8,000         18,672
    Mr. Williams III.....   251,102    302,500      305,233     46,802       8,000         18,253

    The Formula Award, which was granted in connection with the merger, totaled approximately $19 million in the aggregate at the time of grant, vests in three equal installments on December 31, 1998, 1999, and 2000, and will be expensed for financial reporting purposes similarly. The amount of the Formula Award expensed in 1999 for financial reporting purposes for Mr. Walton, Ms. Sweeney and Mr. Williams III was $1,472,451, $862,761 and $400,664, respectively. The amount expensed was based on the value of the Formula Award contribution to the deferred compensation plan in January 1998. On January 4, 2000, the second vested installment of the Formula Award was generally distributed to participants in the form of shares at the market value of the Company's common stock on that day. The value of the distribution for Mr. Walton, Ms. Sweeney and Mr. Williams III was $1,121,769, $657,291, and $305,233, respectively. The deferred compensation plan trust distributed the vested shares to brokerage accounts for the participants that restrict the sale of the vested shares.

    The Cut-Off Award, which totaled $2.9 million in the aggregate, is paid to individuals on the respective vesting date of any options granted under the predecessor company option plans that were canceled in connection with the merger. See "Formula Award and Cut-Off Award."

(3) In addition to director's fees, Mr. Williams received $144,000 in consulting fees, $4,688 in Cut-Off Award and $443,856 in vested Formula Award. The amount of the Formula Award expensed in 1999 with respect to Mr. Williams' award was $601,068.
(4) See "Stock Option Awards" for terms of options granted in 1999. The Company does not maintain a restricted stock plan or a long-term incentive plan.

COMPENSATION OF DIRECTORS

     During 1999, each director received $1,000 for each Board of Directors or committee meeting attended, except with respect to the members of the Executive Committee, who each received an annual retainer of $10,000 in lieu of fees paid for each Executive Committee meeting attended.

     Non-officer directors are eligible for stock option awards under the Company's Stock Option Plan pursuant to an exemptive order from the Commission. The terms of the order, which was granted in September 1999, provided for a one-time grant of 10,000 options to each non-officer director on the date that the order was issued, or on the date that any new director is elected to the Board. Thereafter, each non-officer director will receive 5,000 options each year on the date of the annual meeting of stockholders at the fair market value on the date of grant. See "Stock Option Plan."

STOCK OPTION AWARDS

     The following table sets forth the details relating to option grants in 1999 to Compensated Persons under the Company's Stock Option Plan, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. See "Stock Option Plan."
                           OPTIONS GRANTS DURING 1999

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                             NUMBER OF                                                  ANNUAL RATES
                             SECURITIES    PERCENT OF                               OF STOCK APPRECIATION
                             UNDERLYING   TOTAL OPTIONS   EXERCISE                  OVER 10-YEAR TERM(3)
                              OPTIONS        GRANTED      PRICE PER   EXPIRATION   -----------------------
NAME                         GRANTED(1)    IN 1999(2)       SHARE        DATE          5%          10%
----                         ----------   -------------   ---------   ----------   ----------   ----------
William L. Walton..........    96,555         7.50%        $17.75      12/30/09    $1,077,832   $2,731,438
Joan M. Sweeney............    75,511         5.90%         17.75      12/30/09       842,920    2,136,125
G. Cabell Williams III.....    21,324         1.70%         17.75      12/30/09       238,037      603,233
Brooks H. Browne...........    10,000         0.78%         22.06      09/08/09       138,753      351,627
John D. Firestone..........    10,000         0.78%         22.06      09/08/09       138,753      351,627
Anthony T. Garcia..........    10,000         0.78%         22.06      09/08/09       138,753      351,627
Lawrence I. Hebert.........    10,000         0.78%         22.06      09/08/09       138,753      351,627
John I. Leahy..............    10,000         0.78%         22.06      09/08/09       138,753      351,627
Robert E. Long.............    10,000         0.78%         22.06      09/08/09       138,753      351,627
Warren K. Montouri.........    10,000         0.78%         22.06      09/08/09       138,753      351,627
Guy T. Steuart II..........    10,000         0.78%         22.06      09/08/09       138,753      351,627
T. Murray Toomey...........    10,000         0.78%         22.06      09/08/09       138,753      351,627
Laura W. van Roijen........    10,000         0.78%         22.06      09/08/09       138,753      351,627

---------------
(1) Options granted to officers in 1999 generally vest in six equal installments beginning on the date of grant, with full vesting occurring on the fifth anniversary of the grant date or change of control of the Company. Options granted to non-officer directors vest immediately.

(2) In 1999, the Company granted options to purchase a total of 1,287,736 shares.

(3) Potential realizable value is calculated on 1999 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

     The following table sets forth the details of option exercises by Compensated Persons during 1999 and the values of those unexercised options at December 31, 1999.

                  OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                          UNDERLYING UNEXERCISED           THE-MONEY OPTIONS
                              SHARES                      OPTIONS AS OF 12/31/99           AS OF 12/31/99(2)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
William L. Walton.........    15,834        $55,419       251,657        583,252        $15,996        $73,040
Joan M. Sweeney...........         0              0       137,345        312,441         15,116         51,486
G. Cabell Williams III....         0              0        96,356        203,371         10,031         26,064
George C. Williams,
  Jr. ....................         0              0        97,598         53,797          1,460          2,920
Brooks H. Browne..........         0              0        10,000              0              0              0
John D. Firestone.........         0              0        10,000              0              0              0
Anthony T. Garcia.........         0              0        10,000              0              0              0
Lawrence I. Hebert........         0              0        10,000              0              0              0
John I. Leahy.............         0              0        10,000              0              0              0
Robert E. Long............         0              0        10,000              0              0              0
Warren K. Montouri........         0              0        10,000              0              0              0
Guy T. Steuart II.........         0              0        10,000              0              0              0
T. Murray Toomey..........         0              0        10,000              0              0              0
Laura W. van Roijen.......         0              0        10,000              0              0              0

-------------------------
(1) Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.
(2) Value of unexercised options is calculated as the closing market price on December 31, 1999 ($18.31), net of the option exercise price, but before any tax liabilities or transaction costs. "In-the-Money Options" are options with an exercise price that is less than the market price as of December 31, 1999.

FORMULA AWARD AND CUT-OFF AWARD

     Formula Award. The Formula Award was designed as an incentive compensation program that would replace stock options of the predecessor companies that were cancelled as a result of the Company's 1997 merger, and would balance share ownership among key officers. Assuming all officers meet the vesting requirement, the Company will accrue the Formula Award in equal amounts of approximately $6.4 million, over the three-year period on the anniversary of the merger date (December 31) in 1998, 1999 and 2000, and will vest automatically in the event of a change of control of the Company. The Formula Award expense for 1999 totaled $6.2 million for 1999. If an officer terminates employment with the Company prior to the vesting of any part of the Formula Award, that amount is forfeited to the Company. The terms of the Formula Award require that the award be contributed to the Company's deferred compensation plan, and used to purchase shares of the Company in the open market. See "Deferred Compensation Plan."

     Cut-Off Award. The Cut-Off Award was designed to cap the appreciated value in unvested options at the merger announcement date in order to set the foundation to balance option awards upon the merger on December 31, 1997. The Cut-Off Award is payable for each canceled option as the canceled options would have vested and vests automatically in the event of a change of control. The Cut-Off Award is payable if the award recipient is employed by the Company on the future vesting date. The Cut-Off Award expense for 1999 totaled $0.6 million.

STOCK OPTION PLAN

     The Company has a Stock Option Plan, which is intended to encourage stock ownership in the Company by officers, thus giving them a proprietary interest in the Company's performance. The Stock Option Plan was approved by stockholders at the Special Meeting of Stockholders on November 26, 1997. The Company now seeks stockholder approval to amend the Stock Option Plan to increase the number of shares available under the Stock Option Plan, as well as to make other changes discussed below to the Stock Option Plan and its operations. See "Proposal to Amend the Stock Option Plan" below.

EMPLOYEE STOCK OWNERSHIP PLAN AND THE 401(K) PLAN

     Until December 31, 1999, the Company maintained an Employee Stock Ownership Plan (the "ESOP"). All eligible employees (i.e., employees with one (1) year of service who were at least 21 years of age) of the Company were eligible participants in the ESOP. Pursuant to this qualified plan, during 1999 the Company contributed 5% of each eligible participant's total cash compensation for the year (up to $160,000) to a plan account on the participant's behalf, which fully vested over a two-year period. The contribution with respect to compensation in excess of $160,000 was made to the Deferred Compensation Plan. The ESOP used substantially all of these cash contributions to purchase shares of the Company. At December 31, 1999, the ESOP held 0.4% of the outstanding shares of the Company, and all of these shares had been allocated to participants' plan accounts. On December 31, 1999 the ESOP was terminated.

     In October 1999, the Company established a 401(K) plan (the "401(K) Plan") to replace the terminating ESOP. All employees who are at least 21 years of age have the opportunity to contribute pre-tax salary deferrals into the 401(K) Plan up to $10,500 annually, and to direct the investment of these contributions. The 401(K) Plan allows eligible participants to invest in shares of the Company's common stock among other investment options. In addition, beginning in 2000, the Company expects to contribute to each eligible participant (i.e. employees with one year of service), 5% of each participant's total cash compensation for the year, up to $170,000, to each participant's plan account on the participant's behalf, which fully vests at the time of the contribution.

     Generally, participants, including each Compensated Person, transferred the balance of their ESOP account, including shares of the Company, into the 401(K) Plan on March 16, 2000. On March 22, 2000, the 401(K) Plan held 0.4% of the outstanding shares of the Company. See "Voting Securities."

DEFERRED COMPENSATION PLAN

     The Company maintains a deferred compensation plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is a funded plan that provides for the deferral of compensation by employees and consultants of the Company. Any employee or consultant of the Company is eligible to participate in the plan at such time and for such period as designated by the Board of Directors. The Deferred Compensation Plan is administered through a trust, and the Company funds this plan through cash contributions. The Deferred Compensation Plan holds the unvested shares of the Company's common stock purchased in connection with the Formula Award. See "Formula Award" above.

CERTAIN TRANSACTIONS

     Indebtedness of Management. The following table sets forth certain information regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 1999. All of such indebtedness results from loans made by the Company to enable the exercise of stock options. The interest rates charged generally reflect the applicable federal rate on the date of the loan.

                                            HIGHEST AMOUNT                        AMOUNT
                                             OUTSTANDING        RANGE OF      OUTSTANDING AT
      NAME AND POSITION WITH COMPANY         DURING 1999     INTEREST RATES   MARCH 22, 2000
      ------------------------------        --------------   --------------   --------------
William L. Walton, Chairman and CEO.......    $2,697,250       5.83% - 6.24%    $2,697,250
Philip A. McNeill, Managing Director......     2,186,365       5.79  - 6.24      2,186,365
Penni F. Roll, Principal and CFO..........       741,500       5.83  - 6.24        741,500
John M. Scheurer, Managing Director.......     2,369,806       5.25  - 7.45      2,369,806
Joan M. Sweeney, Managing Director........     1,832,719       5.79  - 6.63      1,832,719
G. Cabell Williams III, Managing
  Director................................     3,322,977       4.92  - 6.24      3,322,977
George C. Williams, Jr., Director,
  Chairman Emeritus.......................     1,850,446       5.89  - 6.24      1,850,385

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission, the National Association of Securities Dealers, Inc. and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company's review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 1999 all Section 16(a) filing requirements applicable to such persons were met in a timely manner, except with respect to one filing by G. Cabell Williams, III. A sale of 1,467 shares of one of the predecessor companies completed in 1995 was reported on a Form 5 in 1999 rather than at the time of the transaction. However, the balances of shares owned by Mr. Williams were correct in all filings between the time the sale was made through the filing in 1999 and thereafter.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The disinterested members of the Board of Directors have selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 2000. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Arthur Andersen LLP as the Company's accountants, Arthur Andersen LLP also will be the independent public accountants for all subsidiaries of the Company.

     Arthur Andersen LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is not expected that a representative of Arthur Andersen LLP will be present, or available to answer questions, at the Meeting, but a representative would have an opportunity to make a statement if he or she chose to attend.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                    PROPOSAL TO AMEND THE STOCK OPTION PLAN

     The shareholders are being asked to vote on a proposal to amend the Allied Capital Corporation Stock Option Plan to permit the Company to increase the number of shares of Common Stock subject to options under the Option Plan from 6,250,000 to 12,350,000, subject to adjustments by reason of stock splits or similar capital adjustments, and to make certain other administrative changes. The Stock Option Plan was initially approved by the stockholders at the Annual Meeting of Stockholders on November 26, 1997. The Stock Option Plan, as proposed to be amended, is hereinafter referred to as the "Option Plan".

     The Company's Board of Directors and its Compensation Committee (the "Committee"), which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and director compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of the stockholders. The Company believes that its compensation practices must be effective in attracting, retaining and motivating experienced professionals who have significant career mobility, and that these programs must always be consistent with the interests of our stockholders.

     During 1999, the Company made modest increases in annual base salary and bonus compensation for its executive officers, consistent with its compensation philosophy to place greater emphasis on the value of the compensation derived from stock-based incentives over annual cash compensation in the total compensation plan. Of particular concern to the Company is its ability to retain its exceptional talent in a highly competitive employment market that places a high value on the stock-based element of compensation. Because of the changing dynamics of the capital markets and the relatively high value placed on technology stocks, as compared to our Company's stock, management and the Company's Board of Directors believe that the proposed increase in the number of shares reserved for issuance is imperative in order to attract and retain high caliber talent.

     The Company engaged an independent compensation consulting firm to assist in comparing the compensation programs of Allied Capital with those of other companies that compete with Allied Capital for talent. Market data presented by the compensation consulting firm identified that shares available for option as a percentage of total shares outstanding ranged from an average of 8.5% for commercial finance companies, to 22% for investment banking and asset management companies. Furthermore, private equity and buyout firms typically have from 20% to 30% of the firm's equity available for management compensation. The Company competes for talent primarily with private equity and buyout firms. Currently, the Company's Stock Option Plan has shares representing approximately 9% of total shares outstanding under option.

     In addition, during 1999, approximately 66% of the total return generated from an investment in the Company's common stock was derived from the dividends paid during the year. Unexercised options do not accrue dividends, and as a result, participants in the Option Plan are unable to receive a significant portion of the total return attributed to a share of the Company's common stock on unexercised options. Therefore, the Company believes that the number of options available for grant under the Option Plan needs to be increased to offset the missing return component attributable to the dividends not paid on unexercised options.

     Furthermore, the Company believes that increasing the number of shares of common stock available under the Option Plan is reasonable and appropriate and achieves the competitive objective without compromising shareholder value through less favorable alternatives, such as the issuance of dividend equivalent units on unexercised options, or option repricing. The Committee and the Board of Directors recommend the adoption of the proposal to increase the number of shares reserved for issuance from 6,250,000 to 12,350,000, which represents 17.9% of the Company's total shares outstanding as of the date of this proxy statement. The option grants made to Compensated Persons during 1999 are disclosed in a table under the caption "Stock Option Awards."

     Other than the increase in the number of shares available under then Option Plan, and certain administrative changes discussed below, including a provision for transferability in certain circumstances, the terms of the amended Option Plan are materially the same as the existing Stock Option Plan, and are summarized below. This summary, however, does not purport to be a complete description of the Option Plan and this description is qualified in its entirety by the terms of the Option Plan, attached as Exhibit A.

DESCRIPTION OF THE OPTION PLAN

     PURPOSE. The purpose of the Option Plan is to advance the interests of the Company by providing officers and non-officer directors of the Company who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.

     AUTHORIZATION. Under the existing Stock Option Plan, options may be granted from time to time on up to 6,250,000 share. The Company has options outstanding on 5,410,938 shares under the existing Stock Option Plan. The Board of Directors proposes to amend the existing Option Plan to increase the number of shares authorized for issuance by 6,100,000 shares. The increase in the number of issuable shares would provide 6,533,807 shares for issuance to officers and non-officer directors. The maximum number of shares that may be covered by options granted under the Option Plan, as proposed to be amended, would be 12,350,000.

     ADMINISTRATION. The Option Plan is administered by the Company's compensation committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, (b) have no financial interest in grants of stock options to officers of the Company under the Option Plan and not be an "interested person," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), of the Company, and (c) be an "outside director" as the term is defined under Section 162(m) of the Internal Revenue Service Code (the "Code").

     The Committee interprets the Option Plan and, to the extent and in the manner contemplated in the Option Plan, exercises the discretion reserved to it in the Option Plan. The Committee may prescribe, amend and rescind rules and regulations relating to the Option Plan and make all other determinations necessary for its administration. The decision of the Committee on any interpretation of the Option Plan or administration thereof, if in compliance with the provisions of the 1940 Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

     TERMS OF OPTIONS. The Committee's principal objective in awarding stock options to the eligible officers of the Company is to align each optionee's interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee's compensation with the performance of the Company's stock and the value delivered to stockholders. Stock options are granted under the Option Plan at a price not less than the prevailing market value and will have value only if the Company's stock price increases. The Committee determines the amount and features of the stock options, if any, to be awarded to optionees. The Committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Option Plan, including the recipient's current stock holdings, years of service, position with the Company and other factors. The Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration.

     PARTICIPANTS -- OFFICERS. The Committee determines and designates those officers of the Company who are eligible to participate in the Option Plan. The Committee also determines the number of options to be awarded to each optionee. In making these determinations, the Committee takes into account the past service of the optionee and potential contributions to the success of the Company, and such other factors, as the Committee deems relevant to accomplish the purposes of the Option Plan.

     PARTICIPANTS -- NON-OFFICER DIRECTORS. Pursuant to an order of the Commission granted on September 8, 1999, the Company's non-officer directors became eligible to receive option grants. On that date, each incumbent director received options to purchase 10,000 shares, and pursuant to the Commission order, each will receive options to purchase 5,000 shares each year thereafter. New directors will receive options to purchase 10,000 shares upon election to the board and options to purchase 5,000 shares each year thereafter. The amended Option Plan reflects the terms of these automatic grants provided for in the Commission order.

     As of the date of this proxy statement, approximately 78 persons were eligible to participate in the Option Plan. Options are not transferable other than by the laws of descent and distribution, a qualified domestic relations order, or with the permission of the Committee, which may allow options to be transferred to family members, or entities established for the benefit of family members, for estate planning purposes.

     EXERCISE OF OPTIONS. Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company's outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value. The day on which the Company approves the granting of an option or the date specified in the Plan is considered the date on which the option is granted. For purposes of the Option Plan, the fair market value of the shares is the closing price of the shares as quoted on the Nasdaq National Market on the date on which the option is awarded.

     Options may contain such other terms and conditions as the Committee deems advisable, including, but not limited to, being exercisable only in installments. Options granted to different optionees or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of the Company's outstanding shares.

     All rights to exercise options terminate 60 days after an optionee ceases to be (i) a non-officer director, (ii) both an officer and a director, if such optionee serves in both capacities, or (iii) an officer (if such officer is not also a director) of the Company for any cause other than death or total and permanent disability. If an optionee's employment is terminated for any reason other than death or total and permanent disability before expiration of his option and before he has fully exercised it, the optionee has the right to exercise the option during the balance of a 60-day period from the date of termination. If an optionee dies or becomes totally and permanently disabled before expiration of the option without fully exercising it, he or she or the executors or administrators or legatees or distributees of the estate shall, as may be provided at the time of the grant, have the right, within one year after the optionee's death or total and permanent disability, to exercise the option in whole or in part before the expiration of its term.

     PAYMENT FOR SHARES. Full payment for shares purchased must be made at the time of exercising the option in whole or in part. However, at the request of an officer-optionee, the Board of Directors or the Committee may authorize the Company to lend to such officer-optionee, in whole or in part as of the date of exercise, an amount equal to the exercise price of the option. The loan will:
(a) have a term of not more than ten years; (b) become due within 60 days after the recipient ceases to be an officer of the Company; (c) bear interest at a rate not less than the applicable federal rate under the Code at the time the loan is made; and (d) be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and Commission regulations or other relevant pronouncements.

     EFFECT OF CHANGE IN SHARES SUBJECT TO THE AMENDED PLAN. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to an option and the option prices shall be appropriately adjusted by the Committee.

     CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined), all outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Option Plan, "Change of Control" means (i) the sale of substantially all of the Company's assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of the Company's outstanding common stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of the Company with another entity unless the Company is the surviving company in such merger or consolidation.

     AMENDMENT AND TERMINATION. The Committee may modify, revise or terminate the Option Plan at any time. While the Board of Directors may seek stockholder approval of an action modifying a provision of the Option Plan when deemed advisable, the Board of Directors may make certain modifications without stockholder approval (except with respect to the number of options authorized for issuance under the Option Plan). The Option Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options, or by action of the Board of Directors whichever shall first occur.

     If the Committee determines that the listing, registration or qualification of the shares subject to an option upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, the option may not be exercised unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. No option will expire during any period when the right to exercise an option is so suspended by the Committee. The Committee will extend its term for a further period so as to afford the optionee a reasonable opportunity to exercise the option, except that no option may be exercised more than ten years after it was granted.

     RESALE OF SHARES ACQUIRED PURSUANT TO OPTIONS. Optionees purchasing shares pursuant to options may resell the shares in the over-the-counter market through brokers or dealers at prevailing market prices. Any sales by optionees who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

FEDERAL TAX CONSEQUENCES OF THE OPTION PLAN

     The following is a summary of certain federal income tax consequences of transactions under the Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax consequences.

     INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the Option Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition."

     In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes. Note that the tax treatment generally applies only to the extent that the optionee is an employee of the Company at the time of the grant of the option and at all times during the period ending three months before the date of exercise.

     NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option under the Option Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Company's outstanding shares present or represented at the Meeting, or any adjournment thereof, is required to approve the amended Option Plan. In the event such approval is not obtained, the Option Plan shall not be amended and shall continue in operation as it existed prior to its proposed amendment and restatement.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE OPTION PLAN.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the Meeting unless certain securities law requirements are met.

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The Company expects that the 2001 Annual Meeting of Stockholders will be held in May 2001, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Washington, DC, and the Company must receive the proposal no later than November 29, 2000, in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting.

     Rule 14a-4 of the Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Corporation's bylaws do not contain such an advance notice provision. Accordingly, for the Corporation's 2001 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary on or before February 13, 2001.

                                                                       EXHIBIT A

                           ALLIED CAPITAL CORPORATION
                           AMENDED STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN

     The purpose of this Amended Stock Option Plan (this "Plan") is to advance the interests of Allied Capital Corporation (the "Company") by providing to directors of the Company and to officers of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ADMINISTRATION

     This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall
(a) be a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not be an "interested person," as defined in Section 2(a)(19) of the investment Company Act of 1940, as amended (the "Act"), and (c) be an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.  SHARES SUBJECT TO THE PLAN

     The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $.0001 per share ("shares"). Subject to the provisions hereof concerning adjustment, the total number of shares which may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 12,350,000 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.  PARTICIPANTS

     (A) Officers. The Committee shall determine and designate from time to time those key officers of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such officer to the Company, the present and potential contributions of such officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves the grant of any option to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" (as defined in Section 2(a)(19) of the Act) of the Company and (2) such approval is at such time required by Section 61(a)(3)(B)(i)(I) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such action by (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" of the Company, on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

     (B) Non-Officer Directors. In accordance with the Securities and Exchange Commission (the "Commission") order issued September 8, 1999, the following provisions provide the terms of the grants that may be made to directors who are not officers of the Company:

        (1) A one time grant of options in accordance with the provisions of this paragraph (b)(1) shall be made to each director of the Company who is not an officer of the Company who is serving on the date on which the issuance of options pursuant to this Plan to non-officer directors is approved by order of the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act. After such date, a one time grant of options in accordance with the provisions of this paragraph (b)(1) shall be made to each new non-officer director other than any non-officer director who received a grant pursuant to the first sentence of this paragraph
            (b)(1) upon his or her initial election as a director of the Company. Each grant pursuant to this paragraph (b)(1) shall award the non-officer director an option to purchase 10,000 shares at a price equal to the current fair market value of the shares at the date of issuance of such shares, and the options shall vest immediately.

        (2) A grant of options in accordance with the provisions of this paragraph (b)(2) shall be made to each director of the Company who is not an officer of the Company who is serving as a director on the date of the annual meeting of stockholders each year. Each grant pursuant to this paragraph (b)(2) shall award the non-officer directors an option to purchase 5,000 shares at a price equal to the current fair market value of the shares at the date of issuance of such option, and the options shall vest immediately.

        (3) The agreement documenting the award of any option pursuant to this paragraph (b) shall contain the terms and conditions, as the Committee shall deem advisable.

     (C) Option Agreements. Agreements evidencing options granted to different optionees or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.  OPTION PRICE

     Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option; provided, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

6.  OPTION PERIOD

     Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years.

7.  PAYMENT FOR SHARES

     Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order) or, if authorized pursuant to paragraph 9 hereof, by a loan from the Company in accordance with paragraph 9.

8.  TRANSFERABILITY OF OPTIONS

     Options shall not be transferable other than by will or the laws of descent and distribution and pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Committee shall have the authority to permit transfer of options to family members or entities established for the benefit of family members in accordance with federal income tax laws.

9.  LOANS BY THE COMPANY

     Upon the exercise of any option, the Company, at the request of an officer-optionee, and subject to the approval of both (a) a majority of the Company's directors who each has no financial interest in such loan and (b) a majority of the Company's directors who each is not an "interested person," as defined in
Section 2(a)(19) of the Act, of the Company on the basis that such loan is in the best interests of the Company and its stockholders (whether such approval is by the Committee or otherwise), may lend to such officer-optionee, as of the date of exercise, an amount equal to the exercise price of such option; provided, that such loan (a) shall have a term of not more than ten years, (b) shall become due within sixty days after the recipient of the loan ceases to be an officer of the Company, (c) shall bear interest at a rate no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made, and (d) shall be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and Commission regulations.

10.  TERMINATION OF OPTIONS

     All rights to exercise options shall terminate sixty days after any optionee ceases to be a director or an officer of the Company, and no options will vest after an optionee's termination date. Notwithstanding the foregoing, however, where an optionee's service as a director or officer of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

11.  EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

     Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares of represented by the unexercised portion of an option, the number of shares which has been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.  GENERAL RESTRICTION

     Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

13.  MISCELLANEOUS PROVISIONS

     (a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

     (b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or officer any optionee, and the right of the Company to terminate the employment of any officer or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

     (c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock option agreements may contain such other provisions, as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

     (d) For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the stock as quoted on the Nasdaq National Market for the date of issuance of such option, as provided herein. If the Company's shares are traded on an exchange, the price shall be the price of the Company's stock as reported in The Wall Street Journal for such date of issuance of an option. If no closing price is reported, the fair market value shall be the average of high and low sales price on the date of grant.

     (e) The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

     (f) All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

     (g) No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of 20% of the Company's outstanding voting securities.

     (h) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

     (i) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Corporation,

         1919 Pennsylvania Avenue, N.W., 3rd Floor, Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.

     (j) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Maryland without regard to any rules regarding conflict-of-law or choice-of-law.

     (k) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.  CHANGE OF CONTROL

     In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, "Change of Control" means (i) the sale of substantially all of the Company's assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934
Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of the Company's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of the Company with another entity unless the Company is the surviving company in such merger or consolidation.

15.  AMENDMENT AND TERMINATION

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. While the Board of Directors may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

16.  EFFECTIVE DATE OF THE PLAN

     The amended Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, and (2) approval of this Plan by the shareholders of the Company. The Plan was initially approved by shareholders on November 26, 1997.

                       ANNUAL MEETING OF STOCKHOLDERS of

                           ALLIED CAPITAL CORPORATION

                                  May 9, 2000
                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------
TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                             ----------------------------
  YOUR CONTROL NUMBER IS  [ARROW GRAPHIC]
                                             ----------------------------

--------------------------------------------------------------------------------
                           ALLIED CAPITAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS, JR. and SUZANNE V. SPARROW, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Crystal Ballroom of the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC on May 9, 2000 at 10:00 A.M. and at all adjournments thereof, as indicated on this proxy.

                          (CONTINUED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                           ALLIED CAPITAL CORPORATION

                                  MAY 9, 2000



                                        -Please Detach and Mail in the Envelope Provided-
------------------------------------------------------------------------------------------------------------------------------------
        PLEASE MARK YOUR
A [ X ] VOTES AS IN THIS
        EXAMPLE.
                                 WITHHOLD
                            FOR  AUTHORITY                                                                     FOR  AGAINST ABSTAIN
  1. The election of the    [  ]  [  ]     NOMINEES: CLASS II DIRECTORS     2. The ratification of the         [  ]   [  ]   [  ]
     following four persons                          John I. Leahy             selection of Arthur Anderson
     (except as marked to                            Warren K. Montouri        LLP as independent public
     the contrary) as Class                          Guy T. Steuart II         accountants for Allied Capital
     II Directors who will                           T. Murray Toomey, Esq.    Corporation for the year ending
     serve as directors of Allied                                              December 31, 2000.
     Capital Corporation until 2003,
     or until their successors are                                          3. The approval of the Allied      [  ]   [  ]   [  ]
     elected and qualified.                                                    Capital Corporation Amended
                                                                               Stock Option Plan.
  INSTRUCTIONS: To withhold authority
  to vote for any individual, strike                                        4. To transact such other business as may properly come
  a line through his name on the list at right.                                before the Meeting.

                                                                            THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED,
                                                                            BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL
                                                                            BE VOTED "FOR" THE NOMINEES AND FOR THE PROPOSALS
                                                                            LISTED. If any other business is presented at the
                                                                            meeting, this proxy will be voted by the proxies in
                                                                            their best judgment, including a motion to adjourn or
                                                                            postpone the meeting to another time and/or place for
                                                                            the purpose of soliciting additional proxies. At the
                                                                            present time, the Board of Directors knows of no other
                                                                            business to be presented at the meeting.

                                                                            PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
                                                                            ENVELOPE. THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE
                                                                            COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE
                                                                            OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT.

SIGNATURE                                    DATE             SIGNATURE                                         DATE
          -------------------------------         -----------           -------------------------------------        --------------
                                                                                  IF HELD JOINTLY

IMPORTANT:  Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.